UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2022

OHIO VALLEY BANC CORP.
(Exact Name of Registrant as Specified in Its Charter)

000-20914
(Commission File Number)

Ohio	31-1359191
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

420 THIRD AVENUE, PO BOX 240
GALLIPOLIS, Ohio 45631
(Address of principal executive offices, including zip code)

(740) 446-2631
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	OVBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

GALLIPOLIS, Ohio - Ohio Valley Banc Corp. [Nasdaq: OVBC] (the “Company”) reported consolidated net income for the quarter ended December 31, 2021, of $2,304,000, a decrease of $2,396,000 from the same period the prior year.  Earnings per share for the fourth quarter of 2021 were $.48 compared to $.98 for the prior year fourth quarter.  For the year ended December 31, 2021, net income totaled $11,732,000, an increase of $1,473,000, or 14.4%, from the prior year.  Earnings per share were $2.45 for 2021 versus $2.14 for 2020.  Return on average assets and return on average equity were .95% and 8.45%, respectively, for the year ended December 31, 2021, compared to .94% and 7.83%, respectively, for the prior year.

“When I think of 2021, the word perseverance comes to mind.  After all, this was the year we were to put COVID 19 behind us and return to normal,” said Tom Wiseman, Chairman and CEO of the Company.  “Instead, we dealt with new variants (Delta and Omicron) and shuffled our workforce and hours of operation to be there for our customers though the pandemic left us short staffed at times.  Our folks persevered through it all to deliver the outstanding financial services our customers have come to expect.  As a result, we close the books on 2021 with the second highest annual net income earned in the Company’s history.  The successful launch of Race Day Mortgage, Ohio Valley Bank’s new online consumer direct mortgage subsidiary, and the continued pursuit of our ‘Community First’ mission proves that perseverance does pay off.”

For the fourth quarter of 2021, net interest income increased $290,000, and for the year ended December 31, 2021, net interest income increased $1,031,000 from the same period last year.  Contributing to the increase in net interest income was the growth in average earning assets, which was partially offset by a decrease in the net interest margin.  For the year ended December 31, 2021, average earning assets increased $132 million from the prior year.  The increase was partly due to average loans, which increased $30 million from last year due to higher commercial loan balances.  In general, commercial loan demand has been positive in our markets, particularly in the counties of Pike and Athens in Ohio and Cabell County in West Virginia.  In addition, the Company participated in the SBA’s Paycheck Protection Program (PPP) to assist various businesses in our market during the pandemic.  The loan fees earned in association with the PPP loans for the year ended December 31, 2021 totaled $1,183,000, an increase of $479,000 from the prior year.  As of December 31, 2021, there were $446,000 in PPP loans still outstanding with $15,000 in deferred fees yet to be recognized.  Also contributing to earning asset growth was the $58 million increase in average balances maintained at the Federal Reserve and a $44 million increase in average security balances.  In relation to the various stimulus payments received by customers, the Company experienced a significant increase in deposit balances.  A portion of the increase in deposits was invested in the securities portfolio and, to the extent those deposits are not invested in loans or securities, they are invested at the Federal Reserve to be readily available for future funding needs.  The earnings contribution from the higher balance of earning assets was partly offset by a decrease in the net interest margin.  For the year ended December 31, 2021, the net interest margin was 3.61%, compared to 3.97% for the prior year.  The decrease was primarily related to the actions taken by the Federal Reserve to reduce interest rates by 150 basis points in March of 2020.  In relation to the decrease in market rates, the Company experienced a greater decrease in yield on earning assets than the average cost on interest-bearing liabilities.  This trend was partly due to certain deposits already being at or near their interest rate floor, which limited the Company’s ability to reduce deposit costs to the same magnitude as experienced on earning assets.  Furthermore, the current rate on balances maintained at the Federal Reserve is .15% and, when combined with the heightened balances, it had a dilutive effect on the net interest margin.

For the three months ended December 31, 2021, the provision for loan losses was negative $301,000, an increase of $170,000 from the same period last year.  The negative provision expense for the fourth quarter of 2021 was primarily related to having net recoveries on charged off loans.  In addition, the net recoveries lowered the historical loss factors contributing to lower general reserves.  For the year ended December 31, 2021, the provision for loan losses was negative $419,000, a decrease of $3,399,000 from the same period last year.  The decrease in provision for loan loss expense was due to a decrease in net loan charge-offs of $1,834,000 and to a decrease in the provision expense associated with the establishment of an economic risk factor for the pandemic during the first quarter of 2020.  The establishment of this risk factor resulted in additional provision expense of $1,942,000 in the first quarter of 2020.  The allowance for loan losses was .78% of total loans at December 31, 2021, compared to .84% at December 31, 2020.  The ratio of nonperforming loans to total loans improved to .56% at December 31, 2021, compared to .82% at December 31, 2020.

For the three months ended December 31, 2021, noninterest income totaled $1,407,000, a decrease of $906,000 from the same period last year.  For the year ended December 31, 2021, noninterest income totaled $9,864,000, a decrease of $1,574,000 from the same period last year.  The primary reason for the decrease in year-to-date noninterest income was due to the receipt of a $2,000,000 settlement payment from a third-party tax software product provider for early termination of its contract during the first quarter of 2020.  As part of the settlement agreement, The Ohio Valley Bank Company (the “Bank”) is processing a certain amount of tax items, which started in 2021 and will end in 2025.  For the year ended December 31, 2021, the Bank recognized $675,000 of additional income under the agreement.  Also generating lower noninterest income for the quarter and year-to-date periods was the loss on the sale of securities.  During the fourth quarter of 2021, the Company sold $49 million in lower-yielding securities at a loss of $1,066,000.  The proceeds were reinvested in similar higher-yielding securities, which are expected to increase future interest income.  Contributing to higher noninterest revenue was interchange income on debit and credit card transactions as customers increased spending.  Interchange income increased $156,000, or 15.2%, during the three months ended December 31, 2021, and $613,000, or 15.2%, during the year ended December 31, 2021, as compared to the same periods in 2020, respectively.  For the year ended December 31, 2021, the Company experienced lower mortgage banking income following the heightened refinance boom that occurred during 2020.  As a result, mortgage banking income decreased $400,000 for the year ended December 31, 2021, as compared to the same period in 2020.

For the three months ended December 31, 2021, noninterest expense totaled $9,327,000, an increase of $2,206,000 from the same period last year.  For the year ended December 31, 2021, noninterest expense totaled $37,280,000, an increase of $1,147,000, or 3.2%, from the same period last year.  The Company’s largest noninterest expense, salaries and employee benefits, increased $842,000 as compared to the fourth quarter of 2020 and increased $13,000 as compared to the year ended December 31, 2020.  The quarterly increase was partly related to staffing the new mortgage subsidiary, Race Day Mortgage.  Also, during the fourth quarter of 2021, the Company increased performance based compensation in association with the improved financial performance achieved in 2021.  Lastly, we experienced higher workers compensation premiums in relation to receiving refunds in 2020 that were not replicated in 2021.  Further contributing to higher noninterest expense was an increase in software expense, data processing, marketing, and FDIC insurance expense.  During the three and twelve months ended December 31, 2021, software expense increased $168,000 and $404,000, respectively, as compared to the same periods in 2020.  The increase was related to the purchase of software to enhance the platform used for the loan origination process, as well as to process PPP loans.  Data processing expense increased $175,000 during the three months ended December 31, 2021, and increased $236,000 for the year ended December 31, 2021, as compared to the same periods in 2020.  The increase was primarily related to the higher credit and debit card transaction volume in relation to the heightened consumer spending.  For the three months and twelve months ended December 31, 2021, marketing expense increased $416,000 and $213,000, respectively, from the same periods last year.  The increase was related to resuming select marketing campaigns in 2021 that had been limited in 2020 due to COVID restrictions on lobby access.  For the year ended December 31, 2021, FDIC insurance expense increased $161,000 from the same period in 2020.  The increase was primarily due to assessment credits received from the FDIC in 2020 that were not received in 2021.  Lastly, during the fourth quarter of 2021, the Company redeemed $3.2 million in long-term Federal Home Loan Bank advances that were used to fund fixed rate loans to manage interest rate risk.  The specific loans being funded were paid off, which permitted the Company to redeem the advances.  By redeeming the advances, a prepayment penalty of $186,000 was incurred.  The redemption of debt will reduce interest expense going forward.

The Company’s total assets at December 31, 2021 were $1.250 billion, an increase of $63 million from December 31, 2020.  The increase in assets was related to a $65 million increase in securities.  The growth in securities was linked to investing the heightened deposit balances received during 2021.  At December 31, 2021, total deposits had increased $66 million from year end, primarily as a result of customers receiving stimulus payments.

Ohio Valley Banc Corp. common stock is traded on the NASDAQ Global Market under the symbol OVBC.  The Company owns The Ohio Valley Bank Company, with 16 offices in Ohio and West Virginia; Loan Central, Inc. with six consumer finance offices in Ohio; and Race Day Mortgage, Inc., an online consumer direct mortgage company.  Learn more about Ohio Valley Banc Corp. at www.ovbc.com.

Caution Regarding Forward-Looking Information

Certain statements contained in this earnings release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “believes,” “anticipates,” “expects,” “appears,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements.  Forward-looking statements involve risks and uncertainties.  Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) impacts from the novel coronavirus (COVID-19) pandemic on our business, operations, customers and capital position; (ii) the impact of COVID-19 on local, national and global economic conditions; unexpected changes in interest rates or disruptions in the mortgage market related to COVID-19 or responses to the health crisis; (iii) changes in political, economic or other factors, such as inflation rates, recessionary or expansive trends, taxes, the effects of implementation of federal legislation with respect to taxes and government spending and the continuing economic uncertainty in various parts of the world; (iv) competitive pressures;  (v) fluctuations in interest rates; (vi) the level of defaults and prepayment on loans made by the Company; (vii) unanticipated litigation, claims, or assessments; (viii) fluctuations in the cost of obtaining funds to make loans; (ix) regulatory changes; and (x) other factors that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.  Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2021	2020	2021	2020
PER SHARE DATA
Earnings per share	$0.48	$0.98	$2.45	$2.14
Dividends per share	$0.21	$0.21	$0.84	$0.84
Book value per share	$29.74	$28.48	$29.74	$28.48
Dividend payout ratio (a)	43.50%	21.39%	34.25%	39.20%
Weighted average shares outstanding	4,763,881	4,787,446	4,780,609	4,787,446

DIVIDEND REINVESTMENT (in 000's)
Dividends reinvested under
employee stock ownership plan (b)	$-	$-	$188	$154
Dividends reinvested under
dividend reinvestment plan (c)	$433	$372	$1,721	$1,514

PERFORMANCE RATIOS
Return on average equity	6.48%	14.04%	8.45%	7.83%
Return on average assets	0.73%	1.62%	0.95%	0.94%
Net interest margin (d)	3.57%	3.78%	3.61%	3.97%
Efficiency ratio (e)	78.26%	56.84%	72.59%	69.67%
Average earning assets (in 000's)	$1,167,458	$1,075,167	$1,148,909	$1,016,966

(a) Total dividends paid as a percentage of net income.
(b) Shares may be purchased from OVBC and on secondary market.
(c) Shares may be purchased from OVBC and on secondary market.
(d) Fully tax-equivalent net interest income as a percentage of average earning assets.
(e) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)
	Three months ended		Twelve months ended
(in $000's)	December 31,		December 31,
	2021	2020	2021	2020
Interest income:
Interest and fees on loans	$10,453	$10,815	$42,102	$43,204
Interest and dividends on securities	655	575	2,446	2,744
Interest on interest-bearing deposits with banks	53	25	164	225
Total interest income	11,161	11,415	44,712	46,173
Interest expense:
Deposits	603	1,104	2,977	5,254
Borrowings	167	210	722	937
Total interest expense	770	1,314	3,699	6,191
Net interest income	10,391	10,101	41,013	39,982
Provision for loan losses	(301)	(471)	(419)	2,980
Noninterest income:
Service charges on deposit accounts	555	436	1,864	1,685
Trust fees	73	64	285	257
Income from bank owned life insurance and
annuity assets	203	204	904	820
Mortgage banking income	310	288	854	1,254
Electronic refund check/deposit fees	----	----	675	----
Debit / credit card interchange income	1,184	1,028	4,644	4,031
Gain (loss) on other real estate owned	----	49	1	(35)
Loss on sale of securities	(1,066)	----	(1,066)	----
Tax preparation fees	2	1	754	644
Litigation settlement	----	----	----	2,000
Other	146	243	949	782
Total noninterest income	1,407	2,313	9,864	11,438
Noninterest expense:
Salaries and employee benefits	5,624	4,782	21,649	21,636
Occupancy	381	455	1,796	1,817
Furniture and equipment	284	272	1,136	1,096
Professional fees	296	(77)	1,578	1,519
Marketing expense	162	(254)	826	613
FDIC insurance	84	72	326	165
Data processing	504	329	2,406	2,170
Software	511	343	1,858	1,454
Foreclosed assets	23	11	55	128
Amortization of intangibles	10	14	48	62
Other	1,448	1,174	5,602	5,473
Total noninterest expense	9,327	7,121	37,280	36,133
Income before income taxes	2,772	5,764	14,016	12,307
Income taxes	468	1,064	2,284	2,048
NET INCOME	$2,304	$4,700	$11,732	$10,259

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share data)	December 31,	December 31
	2021	2020
ASSETS
Cash and noninterest-bearing deposits with banks	$14,111	$14,989
Interest-bearing deposits with banks	137,923	123,314
Total cash and cash equivalents	152,034	138,303
Certificates of deposit in financial institutions	2,329	2,500
Securities available for sale	177,000	112,322
Securities held to maturity (estimated fair value: 2021 - $10,450; 2020 - $10,344)	10,294	10,020
Restricted investments in bank stocks	7,265	7,506
Total loans	831,191	848,664
Less: Allowance for loan losses	(6,483)	(7,160)
Net loans	824,708	841,504
Premises and equipment, net	20,730	21,312
Premises and equipment held for sale, net	438	637
Other real estate owned, net	15	49
Accrued interest receivable	2,695	3,319
Goodwill	7,319	7,319
Other intangible assets, net	64	112
Bank owned life insurance and annuity assets	37,281	35,999
Operating lease right-of-use asset, net	1,195	880
Other assets	6,402	5,150
Total assets	$1,249,769	$1,186,932

LIABILITIES
Noninterest-bearing deposits	$353,578	$314,777
Interest-bearing deposits	706,330	678,962
Total deposits	1,059,908	993,739
Other borrowed funds	19,614	27,863
Subordinated debentures	8,500	8,500
Operating lease liability	1,195	880
Accrued liabilities	19,196	19,626
Total liabilities	1,108,413	1,050,608

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value per share, 10,000,000 shares authorized;
5,447,185 shares issued)	5,447	5,447
Additional paid-in capital	51,165	51,165
Retained earnings	100,702	92,988
Accumulated other comprehensive income	708	2,436
Treasury stock, at cost (2021 - 693,933 shares, 2020 - 659,739 shares)	(16,666)	(15,712)
Total shareholders' equity	141,356	136,324
Total liabilities and shareholders' equity	$1,249,769	$1,186,932

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	January 27, 2022	By:	/s/Thomas E. Wiseman
Thomas E. Wiseman Chief Executive Officer